SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                 NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                 NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                FEBRUARY 20, 1998

         The Annual Meeting of the Stockholders of Northern Technologies International Corporation, a Delaware corporation (the "Company"), will be held at the Sheraton Minneapolis, located at 1330 Industrial Boulevard, Minneapolis, Minnesota 55413, beginning at 11:00 a.m., local time, on Friday, February 20, 1998, for the following purposes:

         1. To elect eight (8) persons to serve as directors until the next annual meeting of the stockholders or until their respective successors shall be elected and qualified;

         2. To approve the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending August 31, 1998; and

         3. To transact such other business as may properly come before the meeting.

         The record date for determination of stockholders entitled to notice of and to vote at the meeting and any adjournments thereof is the close of business on December 30, 1997.

         Whether or not you expect to attend the meeting in person, please complete, sign, date and promptly return the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States.

                                              By Order of the Board of Directors


                                              Loren M. Ehrmanntraut
                                              SECRETARY

January 12, 1998
Lino Lakes, Minnesota

                 NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
                               6680 N. HIGHWAY 49
                           LINO LAKES, MINNESOTA 55014

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                FEBRUARY 20, 1998

                                  INTRODUCTION

         The Annual Meeting of Stockholders of Northern Technologies International Corporation (the "Company") will be held on Friday, February 20, 1998, at 11:00 a.m., local time, at the Sheraton Minneapolis, located at 1330 Industrial Boulevard, Minneapolis, Minnesota 55413, or at any adjournments thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Meeting.

         A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's common stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of the Company's common stock.

         Any stockholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the Secretary of the Company, by filing a duly executed proxy bearing a later date with the Secretary of the Company, or by appearing at the Annual Meeting and filing written notice of revocation with the Secretary of the Company prior to use of the proxy. Proxies will be voted as specified by stockholders. Proxies that are signed by stockholders but that lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the election as directors of the nominees for directors listed in this Proxy Statement.

         THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING.

         The Company expects that this proxy material will first be mailed to stockholders on or about January 12, 1998.

                                VOTING OF SHARES

         Only holders of the Company's common stock, $.02 par value (the "Common Stock"), of record at the close of business on December 30, 1997 will be entitled to vote at the Annual Meeting. On December 30, 1997, the Company had 4,151,790 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting. The holders of a majority of the shares entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote). Holders of shares of Common Stock are not entitled to cumulate voting rights.

         The election of a nominee for director requires the approval of a plurality of the votes of the shares present and entitled to vote in person or by proxy and the approval of the other proposal described in this Proxy Statement requires the approval of a majority of the votes of the shares present and entitled to vote in person or by proxy on that matter (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the Annual Meeting). Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against the matter. Shares represented by a proxy card including any broker non-vote on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved.

                              ELECTION OF DIRECTORS

NOMINATION

         The Bylaws of the Company, as amended, provide that the Board of Directors (the "Board") shall consist of eight members. The Board has nominated the eight persons listed in this Proxy Statement to serve as directors of the Company until the next regular meeting of stockholders or until their successors are elected and qualified. All of the nominees are current members of the Board. Haruhiko Rikuta was elected by the Board in November 1997 to fill a vacancy on the Board created when the Board, pursuant to its authority under the Company's Bylaws, increased the number of directors to eight.

         Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, the election of each director requires the affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting. The Board recommends a vote FOR the election of each of the nominees listed in this Proxy Statement. The Board intends to vote the proxies solicited on its behalf for the election of each of the nominees as directors. If prior to the Annual Meeting the Board should learn that any of the nominees will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies may be cast for another nominee to be designated by the Board to fill such vacancy, unless the stockholder indicates to the contrary on the proxy. Alternatively, the proxies may, at the Board's discretion, be voted for such fewer nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT NOMINEES

         The following table sets forth certain information as of January 12, 1998, which has been furnished to the Company by each of the persons who have been nominated by the Board to serve as Directors for the ensuing year.


     NAME                 AGE            PRINCIPAL OCCUPATION                       DIRECTOR SINCE

Sidney Dworkin            76     Chairman of the Board and Chief Executive               1979
                                 Officer of Advanced Modular Systems, Inc.

Vincent J. Graziano       64     Co-Chief Executive Officer and President of the         1979
                                 Company

Gerhard Hahn              53     General Manager of Knuppel KG                           1996

Dr. Donald A. Kubik       57     Vice President and Treasurer of the Company             1995

Richard G. Lareau         69     Partner of Oppenheimer Wolff & Donnelly                 1980

Philip M. Lynch           61     Co-Chief Executive Officer and Chairman of the          1979
                                 Board of the Company and Executive Vice
                                 President of Inter Alia Holding Company

Haruhiko Rikuta           32     Manager, Zerust Department of Taiyo Petroleum           1997
                                 Gas Co. Ltd.

Dr. Milan R. Vukcevich    60     Director of Materials Research and Development          1995
                                 of Bicron Saint-Gobain Industrial Ceramics


OTHER INFORMATION ABOUT NOMINEES

         Mr. Dworkin has been Chairman of the Board and Chief Executive Officer of Advanced Modular Systems, Inc., a company which sells and leases modular buildings, since 1988. In addition, since September 1987, Mr. Dworkin has been an independent venture capitalist. Mr. Dworkin also serves as a director of CCA Industries, Inc., Cragar Industries, Inc., Consolidated Healthcare, Inc., Entitle Design, Inc., QEP, Inc. and Interactive Technologies, Inc. and as Chairman of the Board of Comtrex Systems Corp. and Marbledge Group, Inc.

         Mr. Graziano has been employed by the Company since 1976 and has been President of the Company and a director of the Company since 1979. Prior to joining the Company, Mr. Graziano served as Manager of Manufacturing Systems with the management consulting department of Peat, Marwick, Mitchell & Co. in Europe and the United States for nine years.

         Mr. Hahn has been employed as General Manager by Knuppel KG, a German packaging firm, since 1966. Mr. Hahn has also been employed by Excor Korrosionsschutz-Technologien and Produkte GmbH (the Company's German joint venture) since 1991. Mr. Hahn was appointed to the Board in April 1996.

         Dr. Kubik has been employed by the Company since 1978 and has been a Vice President of the Chemical Division of the Company since 1979 and Treasurer of the Company since November 1997. Dr. Kubik was appointed as a director of the Company in August 1995. During his employ as senior chemist with the Company, Dr. Kubik was responsible for developing the patent that led to the Company's introduction of protective plastic film and paper products incorporating volatile corrosion inhibitors. Prior to joining the Company, Dr. Kubik held a research and development position with 3M Company.

         Mr. Lareau has been a partner of the law firm of Oppenheimer Wolff & Donnelly for more than five years. Mr. Lareau also serves as a director of Ceridian Corporation, Merrill Corporation, Nash Finch Company, all public companies, and as a trustee of Mesabi Trust.

         Mr. Lynch has been executive vice president of Inter Alia Holding Company, a financial and management consulting firm ("Inter Alia"), for more than five years. Mr. Lynch is also a member of the Board of Directors of the Fosbel Group of Companies: Fosbel International (U.K.), Fosbel, Inc. (U.S.), Fosbel Japan, Ltd. (Tokyo), Fosbel do Brasil (San Paulo), and Fosbel Europe BV, (operating in 17 Western and three Eastern European countries). The Fosbel Group is itself a joint venture between multinational listed companies: Glaverbel S.A., (Bruxelles), a leading Belgian glass manufacturing company and an affiliate of Asahi Glass Co., Ltd., and Burmah Castrol plc, an English petrochemical and materials science company.

         Mr. Rikuta was appointed to the Board in November 1997. Mr. Rikuta, a Japanese citizen, has been employed at Taiyo Petroleum Gas Co. Ltd. as Manager, ZERUST Department since February 1993. From August 1991 to January 1993, Mr. Rikuta served as a Sales Representative at the Company. Mr. Rikuta received a B.A. degree in Economics from Seijo University in Tokyo, Japan in March 1989. In May 1991, Mr. Rikuta received a B.A. degree in International Relations from the University of Wisconsin in Milwaukee, Wisconsin.

         Dr. Vukcevich was appointed to the Board in November 1995. Dr. Vukcevich is employed as Director of Materials Research and Development of Bicron Saint-Gobain Industrial Ceramics. Dr. Vukcevich was employed by GE Lighting from 1973 to 1995, holding various positions including Chief Scientist, Manager of Metallurgical Engineering and Coordinator of International Research and Development in Materials Science.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

         The business and affairs of the Company are managed by the Board, which held four meetings during the fiscal year ended August 31, 1997. Committees established and maintained by the Board include the Audit Committee and the Compensation Committee.

         The Audit Committee of the Board maintains an active role in communication with the Company's independent auditors and with the management of the Company. The Audit Committee for fiscal 1997 consisted of Messrs. Lareau, Lynch and Dworkin. The Audit Committee met one time during fiscal 1997. Messrs. Lareau, Lynch and Dworkin will serve as the Audit Committee for fiscal 1998.

         The responsibilities of the Compensation Committee of the Board include setting the compensation for those officers who are also directors and other executive officers of the Company and setting the terms of and grants of awards under the Company's 1994 Stock Incentive Plan. The Compensation Committee, consisting of Messrs. Dworkin, Hahn and Vukcevich, met one time during fiscal 1997. Messrs. Dworkin, Hahn and Vukcevich will serve as the Compensation Committee for fiscal 1998.

         All of the directors of the Company attended 75% or more of the aggregate meetings of the Board and all such committees on which they served during fiscal 1997.

COMPENSATION OF DIRECTORS

         DIRECTORS FEES. Each person who was a non-employee director received an annual retainer of $7,500 in fiscal 1997 for services rendered as a director of the Company. Each non-employee director of the Company also receives $750 for each Board meeting and $500 for each Board committee meeting attended. The Chairman of the Board does not receive any Board or committee meeting fee. The Company pays the premium on a group insurance policy for the Chairman of the Board.

         AUTOMATIC OPTION GRANTS TO NON-EMPLOYEE DIRECTORS. Pursuant to the Company's 1994 Stock Incentive Plan, each non-employee director of the Company is automatically granted a non-qualified option to purchase 2,000 shares of Common Stock (a "Director Option") on the first day of each fiscal year while serving as a non-employee director of the Company. Non-employee directors who are elected or appointed to the Board following the first day of the Company's fiscal year receive a Director Option to purchase the pro-rata portion of 2,000 shares of Common Stock calculated by dividing the number of months remaining in the fiscal year at the time of election or appointment divided by twelve.

         On September 1, 1996, Messrs. Dworkin, Hahn, Lareau, Lynch and Vukcevich each received a Director Option to purchase 2,000 shares of Common Stock at an exercise price of $5.00 per share. On September 1, 1997, Messrs. Dworkin, Hahn, Lareau, Lynch and Vukcevich each received a Director Option to purchase 2,000 shares of Common Stock at an exercise price of $12.00 per share. All of such Director Options granted vest in equal one-third installments over a three-year period.

                      PRINCIPAL STOCKHOLDERS AND BENEFICIAL
                             OWNERSHIP OF MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of December 30, 1997, unless other noted, (a) by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (b) by each director,
(c) each Named Executive Officer (as defined below under the heading, "Executive Compensation and Other Benefits"), and (d) by all executive officers and directors of the Company as a group.

                                   SHARES OF COMMON STOCK BENEFICIALLY OWNED (1)
                                   ---------------------------------------------
NAME                                       AMOUNT         PERCENT OF CLASS (2)

Inter Alia Holding Company..............   911,668 (3)           21.7%
Herman H. Lee...........................   256,545 (4)            6.1
Sidney Dworkin..........................    52,500 (5)            1.2
Vincent J. Graziano.....................    79,755 (6)            1.9
Gerhard Hahn............................     3,641                *
Dr. Donald A. Kubik.....................    95,840 (7)            2.3
Richard G. Lareau.......................    29,676 (8)            *
Philip M. Lynch.........................     6,000 (9)            *
Haruhiko Rikuta.........................    15,750 (10)           *
Dr. Milan R. Vukcevich..................     2,064 (11)           *
Loren M. Ehrmanntraut...................    54,000 (12)           1.3
All directors and executive officers
as a group (11 persons)................. 1,311,659 (13)          30.8

*Less than 1%.

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group. Unless otherwise noted, all of the shares owned or held by individuals or entities possessing sole voting and investment power with respect to such shares.

(2) Based on 4,151,790 shares of Common Stock outstanding as of December 30, 1997.

(3) Includes 911,668 shares held of record by Inter Alia, a financial and management consulting firm of which Mr. Lynch, the Chairman of the Board of Directors and the Co-Chief Executive Officer of the Company, is a stockholder, officer and director.

(4) Includes 254,545 shares beneficially owned by Mr. Lee, based on information provided to the Company by Mr. Lee. Includes 2,000 shares beneficially owned by Mr. Lee's wife as to which he disclaims any beneficial interest.

(5) Does not include 21,015 shares held by Sidelmar, a partnership in which Mr. Dworkin, a director of the Company, is a general partner. Includes 6,000 shares of Common Stock which may be acquired within 60 days pursuant to the exercise of options.

(6) Includes 29,250 shares of Common Stock which may be acquired within 60 days pursuant to the exercise of options.

(7) Includes 2,500 shares of Common Stock which may be acquired within 60 days pursuant to the exercise of options.

(8) Includes 2,000 shares of Common Stock which may be acquired within 60 days pursuant to the exercise of options.

(9) Does not include 911,668 shares held of record or beneficially owned by Inter Alia Holding Company, of which Mr. Lynch is a stockholder, officer and director. Includes 6,000 shares of Common Stock which may be acquired within 60 days pursuant to the exercise of options.

(10) Includes 750 shares of Common Stock which may be acquired within 60 days pursuant to the exercise of options.

(11) Includes 1,407 shares of Common Stock which may be acquired within 60 days pursuant to the exercise of options.

(12) Includes 25,000 shares of Common Stock which may be acquired within 60 days pursuant to the exercise of options.

(13) Includes (i) 911,668 shares held of record by Inter Alia Holding Company, a financial and management consulting firm of which Mr. Lynch, the Chairman of the Board of Directors and the Co-Chief Executive Officer of the Company, is a stockholder, officer and director, (ii) 21,015 shares held of record by Sidelmar, a partnership in which Mr. Dworkin, a director of the Company, is a general partner, and (iii) options to purchase 76,657 shares which are held by officers and directors of the Company which are exercisable within 60 days.

                    EXECUTIVE COMPENSATION AND OTHER BENEFITS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION PAID TO EXECUTIVE OFFICERS

         The following table provides summary information concerning cash and non-cash compensation paid or accrued by the Company to or on behalf of the Company's Co-Chief Executive Officers and the most highly compensated executive officers of the Company whose cash and non-cash salary and bonus exceeded $100,000 in the fiscal year ended August 31, 1997 (the "Named Executive Officers").


                                              SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                         ANNUAL COMPENSATION      COMPENSATION
                                                       ----------------------     ------------
                                                                                   SECURITIES
                                                                                   UNDERLYING           ALL OTHER
      NAME AND PRINCIPAL POSITION            YEAR      SALARY ($)   BONUS ($)      OPTIONS (#)     COMPENSATION ($)(1)
      ---------------------------            ----      ----------   ---------     ------------     -------------------
Vincent J. Graziano                          1997       $217,107     $55,000               0             $4,750
PRESIDENT AND CO-CHIEF EXECUTIVE OFFICER     1996        190,443      45,000               0              4,750
                                             1995        182,516      40,000               0              5,574

Philip M. Lynch (2)                          1997              0           0           2,000                  0 (3)
CHAIRMAN OF THE BOARD AND CO-CHIEF           1996              0           0           2,000                  0 (3)
EXECUTIVE OFFICER                            1995              0           0           2,000                  0 (3)

Donald A. Kubik                              1997        176,082      55,000               0              4,750
VICE PRESIDENT AND TREASURER                 1996        152,749      45,000               0              5,496
                                             1995        136,487      35,000               0              5,287

Loren M. Ehrmanntraut                        1997        117,410      55,000               0              5,013
CHIEF FINANCIAL OFFICER AND SECRETARY        1996        107,410      40,000               0              5,159
                                             1995         92,811      30,000               0              3,584

-----------------------------

(1) Compensation hereunder consists of contributions to the 401(k) plans of the Named Executive Officers.

(2) Mr. Lynch is not an employee of the Company. The options granted to Mr. Lynch are Director Options granted under the Company's 1994 Stock Incentive Plan. See "Election of Directors -- Compensation of Directors" contained in this Proxy Statement.

(3) Does not include any commissions payable to Inter Alia, an entity affiliated with Mr. Lynch, under a certain Manufacturer's Representative Agreement. See "Certain Relationships and Related Transactions" contained in this Proxy Statement.

OPTION GRANTS AND EXERCISES

         The following tables provide information for the year ended August 31, 1997 as to individual grants of options to purchase shares of the Common Stock, exercises of options and the potential realizable value of the options held by the Named Executive Officers at August 31, 1997.

                          OPTION GRANTS IN FISCAL 1997


                                   PERCENT OF TOTAL OPTIONS
                                     GRANTED TO EMPLOYEES    EXERCISE OR BASE
    NAME         OPTIONS GRANTED (1)   IN FISCAL YEAR (2)     PRICE ($/SHARE)    EXPIRATION DATE
    ----         -------------------   ------------------     ---------------    ---------------
Philip M. Lynch        2,000                  0%                  $5.00             8/31/01

-----------------------------

(1) These options were granted under the Company's 1994 Stock Incentive Plan (the "Plan"). The options vest in three equal installments on the first, second and third anniversary of the date of grant. To the extent not already exercisable, options granted under the Plan become immediately exercisable in full upon certain "changes in control" (as defined in the Plan) of the Company.

(2) Mr. Lynch is not an employee of the Company. No options were granted to any employees of the Company during fiscal 1997.

                 AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND
                       FISCAL 1997 YEAR-END OPTION VALUES


                                                                              VALUE OF UNEXERCISED
                                                  NUMBER OF UNEXERCISED       IN-THE-MONEY OPTIONS
                                                OPTIONS AT AUGUST 31, 1997    AT AUGUST 31, 1997 (1)
                                                --------------------------    ----------------------
                       SHARES
                    ACQUIRED ON      VALUE
      NAME          EXERCISE (#)  REALIZED ($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
      ----          ------------  ------------  -----------  -------------  -----------  -------------
Vincent J. Graziano          0             0       29,250          8,750     $262,860        $78,750
Philip M. Lynch              0             0        4,000          4,000       33,239         27,001
Donald A. Kubik          8,333       $28,541        7,500          7,500       67,500         67,500
Loren M. Ehrmanntraut        0             0       25,000          7,500      224,675         67,500

-----------------------------

(1) Value is calculated as the excess of the fair market value of the Common Stock on August 31, 1997 over the exercise price of the options. On August 31, 1997, the fair market value of the Common Stock was $12.00 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On October 1, 1976, the Company entered into a Manufacturer's Representative Agreement with The Saxxon Organization, Incorporated (the "Agreement"). The Agreement has no expiration date and may be terminated by either party upon 60 days written notice. Effective January 9, 1980, the Agreement was assigned to Inter Alia, a financial and management consulting firm of which Philip M. Lynch, the Chairman of the Board of Directors of the Company, is a stockholder, officer and director. Under the Agreement, Inter Alia (or the "Representative") is entitled to commissions from the Company on the net proceeds of sales of the Company's product generated by Inter Alia. The Representative acts as an independent manufacturer's representative of the Company. It has a non-exclusive worldwide right to offer for sale and solicit orders for the Company's products in accordance with prices determined by the Company. The Representative is responsible for all of its own operating expenses with no entitlement for reimbursement from the Company. The Representative has not effected any sales within the United States. The Representative's effort has developed sales outside the United States, specifically in France, which resulted in commissions of approximately $42,582, $52,950 and $52,057 for the fiscal years ending August 31, 1997, 1996 and 1995, respectively. In light of the Company's own domestic sales effort and its distributor network within the United States, the Company does not anticipate the Representative developing any sales within the United States. Additionally, the Company's expanding international joint venture program may also limit opportunities abroad for the Representative. Thus, the Company does not anticipate that the Representative will develop any significant sales volume for the Company.

         On August 31, 1984, Inter Alia purchased 119,083 shares of Common Stock and paid therefor by signing a promissory note. The promissory note (the "Note") has a face value of $125,375 and bears interest at 11% per year. The Note was originally due on December 31, 1992 and is currently due on demand. The outstanding balance of the Note, including accrued interest of $92,579, was $217,954 at August 31, 1997.

         Gerhard Hahn, a director of the Company, is a shareholder and General Manager of Knuppel KG. Knuppel KG is a 50% partner with the Company in a joint venture in Germany. The German joint venture entity has granted a loan of 750,000 DM to Knuppel KG. The loan is secured by Knuppel KG's equity in the German joint venture and bears interest at 7.5% per annum.

         Haruhiko Rikuta, a director of the Company, is Manager, Zerust Department of Taiyo Petroleum Gas Co. Ltd. ("Taiyo Petroleum"). Taiyo Petroleum is a 50% partner with the Company in Taiyonic Limited, the Company's joint venture in Japan. Additionally, Taiyo Petroleum is a partner with the Company in joint ventures in Taiwan, Singapore and South Korea and a 50% partner with the Company in NTI Asean LLC, a Nevada limited liability company, which has established joint ventures with third parties in Thailand and Indonesia.

                              SELECTION OF AUDITORS

         The Board of Directors has appointed Deloitte & Touche LLP, independent certified public accountants, as auditors of the Company for the fiscal year ending August 31, 1998. Such firm has acted as independent auditors of the Company since the fiscal year ended August 31, 1990. If the stockholders of the Company do not ratify the appointment of Deloitte & Touche LLP, another firm of independent auditors will be considered by the Board of Directors. Representatives of Deloitte & Touche LLP will be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to questions.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended August 31, 1997, none of the directors, officers and beneficial owners of greater than 10% of the Company's Common Stock failed to file on a timely basis the forms required by Section 16 of the Exchange Act, except that Connie L. Magnuson, the Company's former Treasurer, failed to file a timely report under
Section 16(a) reporting her appointment as an executive officer of the Company. Such required report has subsequently been filed.

                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Proposals of stockholders of the Company intended to be presented in the proxy materials relating to the next Annual Meeting must be received by the Company at its principal executive offices on or about September 15, 1998.

                                 OTHER BUSINESS

         The Company knows of no business that will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board will be voted in accordance with the judgment of the person or persons voting the proxies.

                                  MISCELLANEOUS

         THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED AUGUST 31, 1997, TO EACH PERSON WHO WAS A STOCKHOLDER OF THE COMPANY AS OF DECEMBER 30, 1997, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION, 6680 N. HIGHWAY 49, LINO LAKES, MINNESOTA 55014; ATTN: STOCKHOLDER INFORMATION.

                                        By Order of the Board of Directors


                                        Vincent J. Graziano
                                        PRESIDENT AND CO-CHIEF EXECUTIVE OFFICER

January 12, 1998
Lino Lakes, Minnesota

                NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
                               6680 N. HIGHWAY 49
                          LINO LAKES, MINNESOTA 55014
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned, having duly received the Notice of Annual Meeting of Shareholders and Proxy Statement, appoints Philip M. Lynch and Vincent J. Graziano as proxies (each with power to act alone and with powers of substitution) to represent the undersigned and to vote, as designated below, all shares of common stock of Northern Technologies International Corporation (the "Company") held of record by the undersigned on December 30, 1997 at the Annual Meeting of the Stockholders of the Company to be held at 11:00 a.m., local time, on February 20, 1998 at the Sheraton Minneapolis located at 1330 Industrial Boulevard, Minneapolis, Minnesota 55413, and any adjournments thereof.

1.       ELECTION OF DIRECTORS:

[ ] FOR all nominees listed below          [ ] AGAINST all nominees listed below
   (except as marked to the contrary below)

                              NOMINEES FOR ELECTION

      Sidney Dworkin, Vincent J. Graziano, Gerhard Hahn, Donald A. Kubik, Richard G. Lareau, Philip M. Lynch, Haruhiko Rikuta, Milan R. Vukcevich

(INSTRUCTION: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
                                NOMINEE'S NAME.)

2.       REAPPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT
         AUDITORS

         [ ] FOR           [ ] AGAINST               [ ] ABSTAIN

         (CONTINUED, AND TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE)


                           (CONTINUED FROM OTHER SIDE)

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS, FOR THE REAPPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT AUDITORS, AND IN THE DISCRETION OF THE PROXY HOLDER ON OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

                                    PLEASE SIGN exactly as name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    Dated:______________________________________

                                    --------------------------------------------
                                    Signature

                                    --------------------------------------------
                                    Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.